[LOGO] Anchor Advanced Products, Inc.

                                         May 7, 1996

Mr. Francis H. Olmstead, Jr.
7328 Misty Meadow Place
Knoxville, TN 37919

                                 Re: Exit Bonus

Dear Fran:

     As you know, Anchor Advanced Products, Inc. (the "Company") may soon be sold through a sale of substantially all of its assets or a sale of the capital stock of its parent corporation, Anchor Holdings, Inc. ("AHI"). In either event, in consideration of your diligent efforts in aid of such sale and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, upon the event of such sale, if it occurs on or before July 1, 1997, the corporation will pay to you an exit bonus (the "Bonus") calculated in accordance with the following formula:

     x = (y/12.5 x $265,000) + $125,000

     x = Bonus payable

     y = amount by which the net cash selling price per share before calculation of the Bonus exceeds $35.

     In no event shall the bonus exceed $390,000.

The selling price per share shall be determined by the Board of Directors of AHI, shall be the same for all shareholders of the common stock of AHI, and shall be determined by the Board regardless of whether such sale is of the capital stock of AHI or the assets of the Company.

     This Exit Bonus is in addition to all other compensation and benefits payable to you by the Company or AHI.

                                  Very truly yours,
                                  ANCHOR ADVANCED PRODUCTS, INC.

                                  By:
                                     -------------------------------------
                                     Scott A. Schoen,
                                     Director, on behalf of its Board of
                                     Directors

                                  By:
                                     Francis H. Olmstead, Jr.
                                     Chairman, President and CEO

1111 Northshore Drive, Suite N-600 Knoxville, Tennessee 37919-4048 (615) 450-
5300